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                                                                    EXHIBIT 4.1

                             CERTIFICATE OF TRUST

                                      OF

                    POTOMAC ELECTRIC POWER COMPANY TRUST I


     This Certificate of Trust of Potomac Electric Power Company Trust I dated April 24, 1998, is hereby duly executed and filed by the undersigned, as trustees of Potomac Electric Power Company Trust I, for the purpose of forming a business trust under the Delaware Business Trust Act, 12 Del. Code Section 3801 et. seq. The undersigned hereby certify as follows:

     1.   Name.  The name of the business trust formed hereby (the "Trust") is
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"Potomac Electric Power Company Trust I."

     2.   Delaware Trustee.  The name and business address of the trustee of the
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Trust which has its principal place of business in the State of Delaware, as required by 12 Del. Code Sec. 3807 (a), is The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

     3.   Effective Date.  This Certificate of Trust shall be effective as of
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the date of its filing.

     IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust at the time of filing of this Certificate of Trust, have executed this Certificate of Trust as of the date first above written.

                              /s/ Dennis R. Wraase
                              ----------------------------------
                              Name:  Dennis R. Wraase
                              Title: Trustee


                              /s/ Anthony J. Kamerick
                              ----------------------------------
                              Name:  Anthony J. Kamerick
                              Title: Trustee

                              /s/ Ellen Sheriff Rogers
                              ----------------------------------
                              Name:  Ellen Sheriff Rogers
                              Title: Trustee

                              The Bank of New York (Delaware),
                              as Trustee

                              By:/s/ Mary Jane Morrissey
                                 -------------------------------
                              Name:  Mary Jane Morrissey
                              Title: Authorized Signatory

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